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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 17, 2005

                   CONSOLIDATED RESOURCES HEALTH CARE FUND II
             (Exact name of registrant as specified in its charter)


           GEORGIA                      0-13415                 58-1542125
(State or other jurisdiction          (Commission              (IRS Employer
      of incorporation)               File Number)           Identification No.)

                        1175 Peachtree Street, Suite 850
                             Atlanta, Georgia 31106
                              (Address of Principal
                               Executive Offices)

                                 (404) 873-1919
              (Registrant's telephone number, including area code)

                                      None
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.        Other Events

         On June 17, 2005, Welcare Service Corporation - II (the "Managing General Partner") in its capacity as Managing General Partner of Consolidated Resources Health Care Fund II (the "Company") received a written notice (the "Special Meeting Notice") from Kodiak Partners III, Prizm Investments and Baseline Investments (the "Prizm Group"). The Prizm Group indicated that they, collectively, hold in excess of 10% of the Company's Units of Limited Partnership Interest ("Units"). In the Special Meeting Notice, the Prizm Group indicated an intent to exercise their rights under Sections 6.03, 6.035 and 6.04 of the Company's Agreement of Limited Partnership (the "Partnership Agreement") to call for a special meeting of the limited partners in order to approve a proposal by the Prizm Group that all of the Company's assets be sold, that the Company be dissolved, and that the proceeds from a sale be distributed to the partners in connection with the dissolution. The Special Meeting Notice further advises that a statement of the proposed requested action to be taken (the "Proposal Statement") will be provided by the Prizm Group to the Managing General Partner sometime during the week of June 20, 2005. To date, the Managing General Partner is unaware of any proposals to purchase the Company's assets. Consequently, if the Prizm Group's proposal is, in fact, approved by the limited partners at the requested special meeting, appropriate steps to market the Company's assets would be undertaken by the Managing General Partner subsequent to such meeting.

         Assuming full compliance by the Prizm Group with the provisions of the Partnership Agreement, including receipt of the required Proposal Statement, the Managing General Partner intends to fulfill its obligations under the Partnership Agreement relating to the requested special meeting, subject only to compliance with the proxy solicitation rules of the Securities and Exchange Commission (the "SEC"). The date of any such special meeting has not yet been determined and will depend on a number of factors including, (i) the timing of receipt of the Prizm Group's Proposal Statement, (ii) the filing by the Company of a proxy statement relating to the special meeting and (iii) the expiration of the SEC's review period, or if the SEC should comment on any portion of the proxy statement, the satisfaction of any such comments.

         The Managing General Partner recognizes that, as of the date of this Report, there are currently two separate offers to purchase the Units that have not yet expired. An offer to purchase the Units initiated by Care Associates, LLC pursuant to the Schedule TO filed on May 26, 2005 (the "Care Tender Offer") will expire pursuant to its terms on June 23, 2005, unless it is extended by Care Associates. A more recent offer to purchase the Units initiated by a number of Mackenzie Patterson funds pursuant to the Schedule TO filed on June 17, 2005 (the "Mackenzie Tender Offer") will expire pursuant to its terms on July 17, 2005, unless it is extended by those purchasers. The Managing General Partner took a neutral position with respect to the Care Tender Offer in its Schedule 14D-9 filed on June 9, 2005. With respect to the Mackenzie Tender Offer, the Managing General Partner intends to file its response on Schedule 14D-9 within the deadline established by the rules of the SEC.

         In making a decision regarding whether to tender Units (or to withdraw any Units previously tendered) in either of these two outstanding tender offers, holders of the Units are urged to consider the following:


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o    there can be no guarantee that, at any special meeting, the holders of a majority of the Units will approve any proposal to sell the Company's assets and its subsequent dissolution; and

o there can be no guarantee that, even if holders of a majority of the Units approve a sale and dissolution of the Company, that the Managing General Partner will be able to locate a purchaser for the Company's assets and consummate a transaction in a timely manner or that such transaction will provide net sales proceeds ultimately available for distribution to Unit holders in excess of the amounts offered for such Units in the currently ongoing tender offers.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             CONSOLIDATED RESOURCES HEALTH CARE II
                             By:  WELCARE SERVICE CORPORATION-II,
                                  its Managing General Partner



Date: June 21, 2005          By: /s/ John F. McMullan
                                 -----------------------------------------------
                                 John F. McMullan
                                 Director and Principal Executive Officer of the Managing General Partner


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